UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2016

Lapolla Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31354	13-3545304
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Intercontinental Business Park
15402 Vantage Parkway East, Suite 322, Houston, Texas 77032
(Address of principal executive offices) (Zip Code)

(281) 219-4700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On September 7, 2016, Lapolla Industries, Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with Bank of America, N.A. (the “Bank”), which amends and restates in its entirety that certain Loan and Security Agreement, dated August 31, 2010 (as amended, the “Prior Credit Agreement”).

The Loan Agreement provides an initial line of credit of $15 million for a 3 year term maturing on September 7, 2019 (the “Line of Credit”). The available amount of the Line of Credit will be reduced each quarter by $250,000 starting January 1, 2017, until it reaches $12.25 million on July 1, 2019, thereby reducing the Company’s unused line fee.

The Loan Agreement requires the Company to comply with various financial covenants, including: (i) an asset coverage ratio of at least (a) 1.10 to 1.00 from September 30, 2016, until September 30, 2017, (b) 1.15 to 1.00 from October 1, 2017, through March 31, 2018, and (c) 1.20 to 1.00 from April 1, 2018, and thereafter, tested quarterly, which in each case will be determined based upon the ratio of (x) 85% of book value of all accounts receivable, plus 55% of book value of all inventory, plus 50% net book value of plant, property and equipment of the Company to (y) all outstanding liabilities for borrowed money and other interest-bearing liabilities arising under the Line of Credit; and (ii) a fixed charge coverage ratio of at least 1.20 to 1.00, tested quarterly based upon the ratio of (a) Adjusted EBITDA (as defined in the Loan Agreement), to (b) the sum of capital expenditures, cash taxes paid, interest expenses, principal payments made on borrowed money other than the Line of Credit and the Enhanced Capital Notes (as defined below), and distributions made, in each case for the immediately preceding four fiscal quarter period and determined on a consolidated basis).

In connection with the Loan Agreement, the Company also entered into a Security Agreement with the Bank and Bank of America Corporation, dated September 7, 2016 (the “Security Agreement”), pursuant to which the Company granted a security interest in substantially all assets of the Company to secure the obligations of the Company under the Loan Agreement. The Security Agreement contains terms and conditions typical for the granting of security interests of this kind.

On September 7, 2016, upon the closing of the Loan Agreement, an aggregate amount of $8,502,873 was drawn from the Line of Credit, and the proceeds were used to pay off certain outstanding debt obligations of the Company (collectively, the “Existing Obligations”), including (i) $5,833,110 outstanding and payable under that certain note purchase agreement between the Company, Enhanced Jobs for Texas Fund, LLC, and Enhanced Capital Texas Fund, LP, dated December 10, 2013, as amended (the “Enhanced Capital Notes”), and (ii) $2,669,763 outstanding and payable under the Prior Credit Agreement. As a result of the foregoing payments, each of the Existing Obligations has been repaid in full.

The foregoing summaries of the Loan Agreement and the Security Agreement are qualified in their entirety by reference to the full text of the Loan Agreement and the Security Agreement, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Section 2 - Financial Information

Item 2.03. Creation of a Direct Financial Obligation

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description
10.1	Loan Agreement between Lapolla Industries, Inc. and Bank of America, N.A., dated September 7, 2016.
10.2	Security Agreement between Lapolla Industries, Inc., Bank of America Corporation, and Bank of America, N.A., dated September 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 9, 2016	LAPOLLA INDUSTRIES, INC.

By: /s/ Michael T. Adams
Michael T. Adams
Executive Vice President